AMENDMENT TO

MASTER CUSTODIAN AGREEMENT

This amendment (“Amendment”) to the Master Custodian Agreement (the “Agreement”) dated as of September 2, 2021 by and between Harbor ETF Trust (“Trust”) and State Street Bank and Trust Company (“State Street” or the “Custodian”) is entered into as of December 11, 2024 (the “Effective Date”).

WHEREAS, Trust and State Street (“Parties”) desire to amend Appendix A of the Agreement; and

WHEREAS, Section 20.3 of the Agreement requires that all amendments to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

HARBOR ETF TRUST		STATE STREET BANK AND TRUST COMPANY

By:	/s/Meredyth A. Whitford-Schultz	By:	/s/ Scott Shirrell

	Meredyth A. Whitford-Schultz		Scott Shirrell
	Secretary		Managing Director

APPENDIX A

Harbor Scientific Alpha High-Yield ETF

Harbor Scientific Alpha Income ETF

Harbor Disruptive Innovation ETF

Harbor Long-Term Growers ETF

Harbor Commodity All-Weather Strategy ETF

Harbor Cayman Inflation Focus Ltd

Harbor Human Capital Factor Unconstrained ETF

Harbor Dividend Growth Leaders ETF

Harbor Energy Transition Strategy ETF

Harbor Cayman Energy Transition Ltd

Harbor International Compounders ETF

Harbor Health Care ETF

Harbor Human Capital Factor U.S. Large Cap ETF

Harbor Human Capital Factor U.S. Small Cap ETF

Harbor Multi-Asset Explorer ETF

Harbor Long-Short Equity ETF

Harbor Disciplined Bond ETF

Harbor AlphaEdge Small Cap Earners ETF

Harbor Active Small Cap ETF

Harbor AlphaEdge Large Cap Value ETF

Harbor AlphaEdge Next Generation REITs ETF

Harbor PanAgora Dynamic Large Cap Core ETF

Harbor Osmosis Emerging Markets Resource Efficient ETF

Harbor Osmosis International Resource Efficient ETF